Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated March 11, 2011, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Allegiant Travel Company and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2010 in the following registration statements and related prospectuses.

Allegiant Travel Company Form S-8	File No. 333-141227

Allegiant Travel Company Form S-3	File No. 333-153282

Allegiant Travel Company Form S-3ASR	File No. 333-161966

/s/ Ernst & Young LLP

Las Vegas, Nevada
March 11, 2011